AMENDMENT ONE TO RETAIL FUND PARTICIPATION AGREEMENT

THIS AMENDMENT is made as of July 11, 2016 by and among Hartford Life Insurance Company (“Company”) acting through its Administrator and attorney-in-fact, Massachusetts Mutual Life Insurance Company (“MassMutual”), MassMutual Select Funds, MassMutual Premier Funds (together with MassMutual Select Funds, the “Funds”), and MML Distributors, LLC (the “Underwriter”).

WHEREAS, Company, the Funds, and Underwriter are parties to a Retail Fund Participation Agreement dated as of March 6, 2014 (“Agreement”); and

WHEREAS, the parties wish to amend the Agreement as set forth below.

THEREFORE, the parties agree as follows, effective as of the date first written above:

1.              Schedule B to the Agreement is deleted in its entirety and replaced with the attached Schedule B.

2.              Section 9.1 (a) of the Agreement is deleted in its entirety and replaced with the following:

Any notice shall be deemed duly given if in writing and delivered personally or mailed by certified mail or courier service or sent by facsimile to the other party at the following address or such other address as each party may give written notice to the other. A notice given pursuant to this Section 9.1 (a)  shall be deemed  given immediately  when delivered  personally  or by facsimile (if confirmation of receipt is obtained),  three (3)  business days  after the date of certified mailing, and one (1) business day after delivery by overnight courier service.

If to the Company:

Hartford Life Insurance Company

c/o Massachusetts Mutual Life Insurance Company

1295 State Street, MIP M200-INVST

Springfield, MA 01111

Attention: RS Fund Operations

Telephone: (860) 562-2470

Facsimile: (860) 562-2283

cc:                                Law Department

Attention: [Redacted]

Telephone: [Redacted]

Facsimile: [Redacted]

If to the Funds:

MassMutual Select Funds/ MassMutual Premier Funds

Massachusetts Mutual Life Insurance Company

100 Bright Meadow Blvd.

Enfield, Connecticut 06082

Attention: [Redacted]

If to the Underwriter:

MML Distributors, LLC

100 Bright Meadow Blvd.

Enfield, Connecticut 06082

Attention: [Redacted]

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto intending to be legally bound have caused this Amendment One to be executed by their duly authorized officers or other representatives as of the day and year first above written.

HARTFORD LIFE INSURANCE		MML DISTRIBUTORS, LLC
COMPANY, By Massachusetts Mutual
Life Insurance Company, Its
Administrator

By:	[Redacted]	By:	[Redacted]
Name:	[Redacted]	Name:	[Redacted]
Title:	Senior Vice President	Title:	Vice President

MASSMUTUAL SELECT FUNDS		MASSMUTUAL PREMIER FUNDS

By:	[Redacted]	By:	[Redacted]
Name:	[Redacted]	Name:	[Redacted]
Title:	CFO and Treasurer	Title:	CFO and Treasurer

SCHEDULE B

In consideration of the services provided by Company, the Funds agree to pay the Company an amount equal to the following basis points per annum on the average aggregate amount invested by the Company’s Separate Account(s) in each Portfolio under the Fund Participation Agreement, such amounts to be paid within 30 days of the end of each month:

MassMutual Premier Funds	Annual Rate
Class A	0.60%
Administrative Class	0.35%
Class R3	0.75%
Class R4	0.50%
Class R5*	0.15%
Service Class	0.25%
Class I	0.00%

MassMutual RetireSMART Funds and MassMutual Select Funds (with the exception of Select Total Return Bond Fund and Select BlackRock Global Allocation Fund)	Annual Rate
Class A	0.60%
Administrative Class	0.35%
Class R3	0.75%
Class R4	0.50%
Class R5*	0.15%
Service Class	0.25%
Class I	0.00%

Select Total Return Bond Fund and Select BlackRock Global Allocation Fund	Annual Rate
Class A	0.55%
Administrative Class	0.30%
Class R3	0.70%
Class R4	0.45%
Class R5	0.10%
Service Class	0.20%
Class I	0.00%

*Premier U.S. Government Money Market Fund and Select Index Funds in Class R5 are paid at 0.10%

AMENDMENT TWO TO RETAIL FUND PARTICIPATION AGREEMENT

THIS AMENDMENT is made as of October 9, 2020 by and among Talcott Resolution Life Insurance Company (formerly known as “Hartford Life Insurance Company”) (“Company”) acting through its Administrator and attorney-in-fact, Massachusetts Mutual Life Insurance Company (“MassMutual”), MassMutual Select Funds, MassMutual Premier Funds (together with MassMutual Select Funds, the “Funds”), and MML Distributors, LLC (the “Underwriter”).

WHEREAS, Company, the Funds, and Underwriter are parties to a Retail Fund Participation Agreement dated as of March 6, 2014, as amended (“Agreement”); and

WHEREAS, the parties wish to amend the Agreement as set forth below.

THEREFORE, the parties agree as follows, effective as of the date first written above:

1.              Schedule B to the Agreement is deleted in its entirety and replaced with the attached Schedule B.

2.              Section 9.1 (a) of the Agreement is deleted in its entirety and replaced with the following:

Any notice shall be deemed duly given if in writing and delivered personally or mailed by certified mail or courier service or sent by facsimile to the other party at the following address or such other address as each party may give written notice to the other. A notice given pursuant to this Section 9.1 (a) shall be deemed given immediately when delivered personally or by facsimile (if confirmation of receipt is obtained), three (3) business days after the date of certified mailing, and one (1) business day after delivery by overnight courier service.

If to the Company:

Talcott Resolution Life Insurance Company

c/o Massachusetts Mutual Life Insurance Company

1295 State Street, MIP M200-INVST

Springfield, MA 01111

Attention: RS Fund Operations

Telephone: (860) 562-2470

Facsimile: (860) 562-2283

cc:                                Law Department

Attention: [Redacted]

Telephone: [Redacted]

Facsimile: [Redacted]

If to the Funds:

MassMutual Select Funds/ MassMutual Premier Funds

Massachusetts Mutual Life Insurance Company

100 Bright Meadow Blvd.

Enfield, Connecticut 06082

Attention: [Redacted]

If to the Underwriter:

MML Distributors,  LLC

100 Bright Meadow Blvd.

Enfield, Connecticut 06082

Attention: [Redacted]

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto intending to be legally bound have caused this Amendment One to be executed by their duly authorized officers or other representatives as of the day and year first above written.

TALCOTT RESOLUTION LIFE		MML DISTRIBUTORS, LLC
INSURANCE COMPANY, BY
Massachusetts Mutual Life Insurance
Company, Its Administrator

By:	[Redacted]	By:	[Redacted]
Name:	[Redacted]	Name:	[Redacted]
Title:	Head of Investment Management	Title:	Chief Executive Officer and President

MASSMUTUAL SELECT FUNDS		MASSMUTUAL PREMIER FUNDS

By:	[Redacted]	By:	[Redacted]
Name:	[Redacted]	Name:	[Redacted]
Title:	CFO and Treasurer	Title:	CFO and Treasurer

SCHEDULE B

In consideration of the services provided by Company, the Funds agree to pay the Company an amount equal to the following basis points per annum on the average aggregate amount invested by the Company’s Separate Account(s) in each Portfolio under the Fund Participation Agreement, such amounts to be paid within 30 days of the end of each month:

MassMutual Premier Funds	Annual Rate
Class A	0.60%
Administrative Class	0.35%
Class R3	0.75%
Class R4	0.50%
Class R5*	0.15%
Service Class	0.25%
Class I	0.00%

MassMutual RetireSMART by JP Morgan Funds and MassMutual Select Funds (with the exception of Select Total Return Bond Fund and Select BlackRock Global Allocation Fund)	Annual Rate
Class A	0.60%
Administrative Class	0.35%
Class R3	0.75%
Class R4	0.50%
Class R5*	0.15%
Service Class	0.25%
Class I	0.00%

Select Total Return Bond Fund and Select BlackRock Global Allocation Fund	Annual Rate
Class A	0.55%
Administrative Class	0.30%
Class R3	0.70%
Class R4	0.45%
Class R5	0.10%
Service Class	0.20%
Class I	0.00%

*Premier Money Market and Index Funds in Class R5 are paid at 0.10%

MassMutual Select T. Rowe Price Retirement Target Date Series including the MassMutual Select T. Rowe Price Retirement Balanced Fund

Class M3	0.65%
Class M4	0.40%
Class M5	0.15%